Exhibit 99.1

Lifestream Technologies Announces First Quarter FY2005 Shipments Increased 108%; Retailers continue to build inventory and sales

     POST FALLS, Idaho--(BUSINESS WIRE)--Oct. 21, 2004--Lifestream Technologies, Inc. (OTCBB:LFTC), the leading supplier of cholesterol monitors, announced today that preliminary numbers indicate shipments for the first quarter of FY2005 increased 108% over shipments for the first quarter of FY2004.
     "We see the increase in shipment numbers as a move by our customers to build inventory and to cover retail sales. September shipment numbers are indicative of our broad-based efforts, particularly in marketing and increased distribution," said Christopher Maus, President and CEO. "It appears our increased distribution, acceptance by the television-shopping network's viewers, and other marketing efforts are having an impact on our retailers. Shipment numbers indicate the retailer is either increasing inventory or supporting sell-through."
     Lifestream's revenue recognition policy does not necessarily result in revenue recognition at the time product is shipped. As a result, shipments are not an indicator of the revenue to be reported on the financial statements.

     About Lifestream Technologies

     The Company developed and currently markets a line of cholesterol monitors to consumers and healthcare professionals that provide test results in three minutes.
     The Company's product line aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual's efforts to improve compliance. Lifestream's products also integrate a smart card reader further supporting compliance by storing test results on an individual's personal health card for future retrieval, trend analysis and assessment.
     Lifestream's monitors are affordable, hand-held devices. The product line has been designed to accommodate the Personal Health Card(R) allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream's products, go to "Store Locator" on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.

     This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in "Item 1 - Business," "Item 6 - Management's Discussion and Analysis and Plan of Operations," particularly the discussion under "Risk Factors - Substantial Doubt as to our Ability to Continue as a Going Concern" and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2004, filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report and in the aforementioned Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.

    CONTACT: Lifestream Technologies, Inc.
             Gerri Vance, 208-457-9409, ext. 1221 (Investor Relations)